Exhibit 5.1

Hughes Hubbard & Reed LLP One Battery Park Plaza New York, New York 10004-1482
Office:+1 (212) 837-6000 Fax: +1 (212) 422-4726 hugheshubbard.com

       February 5, 2026

Kensington Capital Acquisition Corp. VI

1400 Old Country Road

Suite 301

Westbury, New York 11590

RE: Kensington Capital Acquisition Corp. VI

  Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Kensington Capital Acquisition Corp. VI, a Cayman Islands exempted company (the “Company”), in connection with the initial public offering by the Company of (a) an aggregate of 23,000,000 units of the Company (the “Units”), including 3,000,000 Units subject to an underwriters’ over-allotment option, each Unit consisting of one of the Company’s Class A ordinary shares, par value $0.0001 per share (each a “Class A Ordinary Share”), one-quarter of one Class 1 redeemable warrant, each whole Class 1 warrant exercisable to purchase one Class A Ordinary Share at a price of $11.50 per share (each a “Class 1 Warrant”), and three-quarters of one Class 2 redeemable warrant, each whole Class 2 warrant exercisable to purchase one Class A Ordinary Share at a price of $11.50 per share (each a “Class 2 Warrant” and each Class 1 Warrant and each Class 2 Warrant, a “Warrant”), (b) new units (the “New Units”) consisting of one Class A Ordinary Share and three-quarters of one Class 2 Warrant that are created upon the separation of the Class 1 Warrants from the Units in accordance with the Warrant Agreement (as defined below), (c) all Warrants and all Class A Ordinary Shares issuable as part of the Units and the New Units, and (d) all Class A Ordinary Shares issuable upon exercise of the Warrants to be issued as part of the Units and the New Units.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-1 of the Company relating to the Units and the Class A Ordinary Shares and the Warrants to be issued as part of the Units filed on February 5, 2026 with the Securities and Exchange Commission (the “Commission”) under the Securities Act (such registration statement, as amended, being hereinafter referred to as the “Registration Statement”);

(b) the form of the Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and between the Company and Cohen and Company Capital

Markets a division of Cohen & Company Securities, LLC, as representative of the several underwriters named therein, filed as Exhibit 1.1 to the Registration Statement;

(c) the form of the Unit certificate (Original Units), filed as Exhibit 4.1 to the Registration Statement;

(d) the form of the Unit certificate (New Units), filed as Exhibit 4.2 to the Registration Statement;

(e) the form of the Warrant certificate, filed as Exhibit 4.4 to the Registration Statement; and

(f) the form of the Warrant Agreement proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company (“CST”), as warrant agent (the “Warrant Agreement,” and, together with the Underwriting Agreement, the “Transaction Agreements”), filed as Exhibit 4.5 to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials and the factual representations and warranties contained in the Underwriting Agreement.

In our examination, we have assumed further that, (1) the Company is validly existing and in good standing under the law of the Cayman Islands and each of the Underwriting Agreement, the Warrant Agreement, the Warrant certificate and the Unit certificates will be duly authorized, executed and delivered by the Company in accordance with the Company’s Amended and Restated Memorandum and Articles of Association in the form filed as Exhibit 3.2 to the Registration Statement (the “Articles”), (2) the execution, delivery, issuance and performance, as applicable, by the Company of the Underwriting Agreement, the Warrant Agreement, the Warrant certificate and the Unit certificates will not constitute a breach or violation of the Articles or violate the law of the Cayman Islands and (3) the execution, delivery, issuance and performance, as applicable, by the Company of the Underwriting Agreement, the Warrant Agreement, the Warrant certificate and the Unit certificates will not constitute a breach or default under any agreement or instrument which is binding upon the Company (except that no such assumptions are made with respect agreements or instruments governed by the law of the State of New York).

Please be advised that an affiliate of a partner of our firm owns limited liability company interests in the Sponsor (as defined in the Underwriting Agreement).

We do not express any opinion with respect to any laws other than the laws of the State of New York (the foregoing being referred to as “Opined-on Law”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. When the Units are delivered in accordance with the terms of the Underwriting Agreement by the Company against payment therefor, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

2. When the New Units are delivered by the Company as described in the Registration Statement, the New Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

3. When the Warrants included in the Units and the New Units are issued in accordance with the terms of the Warrant Agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates; and

(c) we have assumed that CST has the power, corporate or other, to enter into and perform all obligations under the Warrant Agreement and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by CST of the Warrant Agreement and that the Warrant Agreement constitutes the valid and binding obligation of CST.

In addition, in rendering the foregoing opinions we have assumed that:

(a) neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Units, the New Units, the Warrants and the Class A Ordinary Shares: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements or instruments which are listed in Part II of the Registration Statement), (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law); and

(b) neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Units, the New Units, the Warrants and the Class A Ordinary Shares, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction (except that we do not make the assumption set forth in this clause (b) with respect to the Opined-on Law).

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the law of the State of New York be changed by legislative action, judicial decision or otherwise.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Hughes Hubbard & Reed LLP

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